UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/28/2011

Novint Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  00-51783

Delaware	85-0461778
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4601 Paradise Boulevard, NW
Suite B
Albuquerque, NM 87114
(Address of principal executive offices, including zip code)

866-298-4420
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2011, Thomas Anderson, the former President and Chief Executive Officer of Novint Technologies, Inc. (the "Company") resigned from his positions effective October 24, 2011. The Company and Mr. Anderson entered into a Separation and Release Agreement on October 24, 2011 (the "Agreement") under which the Company will pay $83,500 into escrow to be paid to Mr. Anderson after January 1, 2012, issue him a non-qualified option with a five (5) year term to purchase up to 3,000,000 shares of Company common stock at an exercise price equal to the fair market value of the Company's common stock, as determined by the Board of Directors (the "Board") at the time of grant, and allow him to sell 50% of the current inventory of the Company's Falcon devices, which amounts to approximately 2,810 units with a total fair value of approximately $25,000. The Agreement is intended to settle Mr. Anderson's claims for back pay and other compensation from the Company and includes mutual releases of claims by Mr. Anderson and the Company.

The Board has appointed Shannon Vissman as the Company's President and Chief Executive Officer, effective immediately. Mr. Vissman has served on the Board since April 11, 2011.

Mr. Vissman founded and served as the CEO of The Physical Therapy Institute from 1998 - 2006. He continues to serve as Chairman of the Board. The Physical Therapy Institute provides physical therapy and rehabilitation services in 23 locations in the greater Pittsburgh, Pennsylvania area. From 2000 to the present, Mr. Vissman has served as Chairman and CEO of Universal SmartComp, Inc., a company he founded, which works with payers in the workers' compensation industry to reduce costs associated with physical and occupational therapy and chiropractic services.

There are no family relationships between Mr. Vissman and any director or executive officer of the Company. Mr. Vissman is not being paid any compensation as President and CEO of the Company. Mr. Vissman was part owner of a business which the Company purchased earlier this year. At the same time, he entered into a financing agreement with the Company whereby he has been funding the Company's cash flow needs by purchasing shares of Company common stock and warrants to purchase shares of Company common stock. These transactions are more fully described in the Company's Report on Form 8-K dated April 11, 2011 in Item 1.01 under the headings "Acquisition of Force Tek Enterprises, LLC", "Equity Finance" and Right to Purchase Additional Units", which material is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novint Technologies, Inc.

Date: October 28, 2011	By:	/s/ Shannon Vissman
Shannon Vissman
Chief Executive Officer